Exhibit 99.1

FOR FURTHER INFORMATION

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

December 19, 2019

NN, Inc. Announces Extension of Senior Credit Facilities and Credit Agreement Amendment

CHARLOTTE, N.C., Dec. 19, 2019 — NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced that it has successfully amended its senior credit agreement to, among other things, extend the maturity date of its revolving facility to July 20, 2022, and extend its April 2021 Term Loan B to October 19, 2022, matching the maturity date of NN’s longer-dated Term Loan B.

NN has used proceeds from the previously announced $100 million strategic investment in the form of perpetual preferred stock to pay off all borrowings on its Senior Secured Revolving Credit Facility. As a result, NN reduced the size of its revolving credit facility to $75 million from $110 million.

Warren Veltman, interim President and CEO, commented, “The amendment of NN’s senior credit facilities and extension of our maturities is yet another significant step toward improving our capital structure. The extended facilities, along with our recently announced strategic investment, will further our efforts to pay down our debt, thereby enhancing our credit profile and liquidity. It also allows management and the Board of Directors to complete its previously announced evaluation of strategic alternatives.”

SunTrust Robinson Humphrey, KeyBank and JP Morgan served as joint lead arrangers on the transaction.

Additional information regarding today’s announcement is available in a Form 8-K filed with the SEC.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the level of the Company’s indebtedness, the restrictions contained in the Company’s debt agreements, the Company’s ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2019. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.